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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): October 22, 1998


                                AEARO CORPORATION
               (Exact name of Registrant as specified in charter)

          DELAWARE                                   0-26942                                   13-3840450
(State or other jurisdiction                 (Commission file number)                        (IRS employer
      of incorporation)                                                                    identification no.)


               5456 WEST 79TH STREET, INDIANAPOLIS, INDIANA 46268
              (Address of principal executive offices) (Zip Code)

                                 (317) 692-6983
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

         Settlement of Gargoyles Litigation. On October 22, 1998, Aearo Corporation issued the following press release:

               AEARO CORPORATION ENTERS INTO SETTLEMENT AGREEMENT
                              WITH GARGOYLES, INC.

INDIANAPOLIS (October 22, 1998) -- Aearo Corporation announced today that it has entered into a settlement agreement with Gargoyles, Inc. The settlement resolves a lawsuit that Gargoyles filed in 1996, alleging that a line of safety eyewear Aearo sells under the name "Fectoids" infringes Gargoyles' patents.

Under the terms of the settlement, in which Aearo expressly denies any liability in the lawsuit, Aearo will continue to manufacture its Fectoids line of eyewear for sale into safety eyewear markets. Aearo also will have the right to sell into such markets other lines of safety eyewear that Gargoyles contended infringe its patents. Aearo agreed to pay Gargoyles $1.2 million in exchange for a release of all claims relating to Gargoyles' patents and for uncontested rights to continue manufacturing and selling its Fectoids and other lines of eyewear.

"We are pleased to have amicably resolved this matter in this way," says Aearo President and Chief Executive Officer Michael McLain. "The settlement provides the assurance of uninterrupted sales of these products to our customers and eliminates the substantial litigation costs of trial and appeal. Now the company can renew its focus on promoting Fectoids and successor products as a key component of its line of quality eyewear and other personal protection equipment."

Headquartered in Indianapolis, Aearo Corporation had sales of $293 million for the 12 months ended June 30, 1998. The company designs, manufactures and sells personal protection equipment, including hearing protection, prescription and non-prescription safety eyewear and respirators. The company's products, marketed under the E-A-R, AOSafety, Peltor and Eastern brand names, are sold principally to industrial safety distributors and are used by industry, government, the military and health providers. Its AOSafety and Eastern products can be found in retail outlets such as home centers, hardware, drug and sporting goods stores. In addition, its E-A-R Specialty Composites division manufactures energy-absorbing materials for the transportation, OEM and healthcare markets. Aearo operates 10 manufacturing plants throughout the world, employing more than 1,800 workers.

Aearo Corporation is jointly owned by affiliates of Vestar Capital Partners, a major private equity investment firm specializing in management buyouts, Cabot Corporation (NYSE: CBT) and the company's senior management.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 28, 1998            AEARO CORPORATION

                                  By: /S/ Bryan J. Carey
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                                      Bryan J. Carey
                                      Vice President and Chief Financial Officer







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